SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 14, 2003 (March 13, 2003)

Date of Report (Date of Earliest Event Reported)

Gevity HR, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	0-22701	65-0735612

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

600 301 Boulevard West
Suite 202
Bradenton, Florida 34205

(Address of Principal Executive Offices and Zip Code)

(941) 748-4540

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

     On March 13, 2003, the Board of Directors of Gevity HR declared a quarterly dividend of $.05 per share, payable April 30, 2003, to shareholders of record as of April 15, 2003. Copies of the press release dated March 14, 2003 disclosing this declaration of dividend is attached as Exhibit 99.1 hereto.

Item 7.	Exhibits

     (c)     Exhibits.

No.	Description

99.1	Press Release dated March 14, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2003

GEVITY HR, INC.

By:	/s/ Gregory M. Nichols

Name: Gregory M. Nichols
Title: Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated March 14, 2003.